UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024

THE SHYFT GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-33582	38-2078923
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

41280 Bridge Street, Novi, Michigan	48375
(Address of Principal Executive Offices)	(Zip Code)

(517) 543-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	SHYF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On December 16, 2024, The Shyft Group, Inc., a Michigan corporation (“Shyft”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 16, 2024, by and among Shyft, Aebi Schmidt Holding AG, a Switzerland Aktiengesellschaft (“Aebi Schmidt”), ASH US Group, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Aebi Schmidt (“Holdco”), and Badger Merger Sub, Inc., a Michigan corporation and direct, wholly owned subsidiary of Holdco (“Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Shyft (the “Merger”, and the time at which the Merger is effective, the “Effective Time”), with Shyft surviving the Merger as a direct, wholly owned subsidiary of Holdco and as an indirect, wholly owned subsidiary of Aebi Schmidt (the transactions contemplated by the Merger Agreement, the “Transactions”).

At the Effective Time, each share of common stock, no par value, of Shyft (“Shyft Common Stock”) issued and outstanding as of immediately prior to the Effective Time (other than any shares of Shyft Common Stock that are held as of immediately prior to the Effective Time by Holdco, Aebi Schmidt, Merger Sub or any of their respective subsidiaries) will automatically be converted into the right to receive 1.040166432 (the “Exchange Ratio”) fully paid and nonassessable shares of common stock, par value $1.00 per share, of Aebi Schmidt (“Aebi Schmidt Common Stock”), on the terms and subject to the conditions set forth in the Merger Agreement.

As of immediately following the Effective Time, the holders of shares of Shyft Common Stock as of immediately prior to the Effective Time will own approximately 48% of the issued and outstanding shares of Aebi Schmidt Common Stock and the holders of shares of Aebi Schmidt Common Stock as of immediately prior to the Effective Time will own approximately 52% of the issued and outstanding shares of Aebi Schmidt Common Stock.

As of immediately following the Effective Time, the board of directors of Aebi Schmidt (the “Aebi Schmidt Board”) will be composed of eleven members, six of whom will be designated by Aebi Schmidt and five of whom will be designated by Shyft. James A. Sharman, the Chairman of the board of directors of Shyft (the “Shyft Board”) as of immediately prior to the Effective Time, will serve as the Chairman of the Aebi Schmidt Board following the Effective Time. The Merger Agreement includes a covenant requiring the Company and Aebi Schmidt to cooperate in good faith until the Closing to agree on a new name and ticker symbol for Aebi Schmidt.

Treatment of Shyft Equity Awards and ESPP

At the Effective Time, Shyft’s outstanding equity awards will be treated as follows:

1.	Company Restricted Stock Units: Each outstanding restricted stock unit with respect to shares of Shyft Common Stock (each, a “Shyft RSU”) will be assumed by Aebi Schmidt and converted into a number of restricted stock units with respect to shares of Aebi Schmidt Common Stock (each, an “Aebi Schmidt RSU”), determined by multiplying (a) the total number of shares of Shyft Common Stock underlying such Shyft RSU by (b) the Exchange Ratio.

2.	Company Performance Stock Units: Each outstanding performance-vested restricted stock unit with respect to shares of Shyft Common Stock (each, a “Shyft PSU”) will be assumed by Aebi Schmidt and converted into a number of Aebi Schmidt RSUs determined by multiplying, (a) for the period prior to the date of the Merger Agreement, (i) the total number of shares of Shyft Common Stock subject to such Shyft PSU as of immediately prior to the Effective Time, assuming performance goals are achieved based on the higher of target or actual performance, by (ii) the Exchange Ratio, and (b) for the period commencing on the date of the Merger Agreement and ending on the Effective Time, (i) the total number of shares of Shyft Common Stock subject to such Shyft PSU immediately prior to the Effective Time, assuming performance goals are achieved based on target performance, by (ii) the Exchange Ratio.

3.	Company Director Restricted Stock Units: Each outstanding restricted stock unit with respect to shares of Shyft Common Stock that is held by a non-employee director of Shyft (each, a “Shyft Director RSU”) will vest in full and be cancelled and converted into the right to receive a number of shares of Aebi Schmidt Common Stock determined by multiplying (a) the total number of shares of Shyft Common Stock underlying such Shyft Director RSU, by (b) the Exchange Ratio.

Closing Conditions

The consummation of the Merger (the “Closing”) requires (a) the affirmative vote of the holders of a majority of the outstanding shares of Shyft Common Stock (the “Shyft Shareholder Approval”), and (b) the approval by a two-thirds majority of the shares of Aebi Schmidt Common Stock represented at an extraordinary meeting of the shareholders of Aebi Schmidt of the Transactions and the Debt Financing (as defined below) (the “Aebi Schmidt Shareholder Approval”).

In addition, the Closing is subject to the satisfaction or waiver of certain mutual conditions, including among others, (a) the expiration or termination of any waiting periods (or any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (b) the receipt of certain required regulatory consents, approvals, non-disapprovals and other authorizations under certain applicable antitrust and foreign direct investment laws and regulations specified in the Merger Agreement, (c) the absence of any decision, injunction, decree, ruling, law or order issued by a governmental authority of competent jurisdiction that is in effect and enjoins or otherwise prohibits or makes illegal the consummation of the Transactions, (d) approval for listing on the Nasdaq Global Select Market of all shares of Aebi Schmidt Common Stock to be issued as part of the Merger Consideration (as defined in the Merger Agreement), (e) a registration statement on Form S-4 registering the shares of Aebi Schmidt Common Stock issuable as part of the Merger Consideration in connection with the Transactions will have been declared effective by the United States Securities and Exchange Commission (“SEC”), and (f) the confirmation of the Required Swiss Tax Ruling (as defined in the Merger Agreement) in all material aspects and without material reservations by the Swiss Federal Tax Administration.

The obligation of each party to consummate the Closing is also conditioned upon (a) the accuracy of the representations and warranties of the other party as of the date of the Merger Agreement and as of the Closing (subject to certain materiality exceptions), (b) the other party having performed in all material respects its obligations under the Merger Agreement, (c) the absence of any material adverse effect on Shyft or Aebi Schmidt, as the case may be, after the date of the Merger Agreement, and (d) the receipt from the other party of a certificate, signed by a duly authorized officer of such party, certifying as to the satisfaction of certain conditions. The obligation of Shyft to consummate the Closing is further conditioned on Aebi Schmidt obtaining the Debt Financing or the Alternative Financing (as defined in the Merger Agreement) substantially concurrently with the Closing.

Representations and Warranties and Covenants

Shyft, Aebi Schmidt, Holdco and Merger Sub have each made customary representations, warranties and covenants in the Merger Agreement. Among other things, each of Shyft and Aebi Schmidt have agreed, subject to certain exceptions, to (i) use reasonable best efforts to conduct its and its subsidiaries’ business in the ordinary course of business during the time period between the execution of the Merger Agreement and the Effective Time, and (ii) not to engage in specified types of transactions and not to take specified actions during this period unless consented to in writing by Shyft or Aebi Schmidt, as applicable (such consent not to be unreasonably withheld, conditioned or delayed).

Non-Solicitation

Under the Merger Agreement, each of Shyft and Aebi Schmidt are subject to customary “no-shop” restrictions on their ability to solicit or knowingly encourage or facilitate any alternative acquisition proposals with, execute or enter into any alternative acquisition proposals with, furnish non-public information to, and participate in discussions or negotiations regarding alternative acquisition proposals with, any third parties.

The “no-shop” restrictions on Shyft are subject to a customary “fiduciary out” provision, pursuant to which Shyft may furnish information to, or engage in discussions or negotiations with, a third party in response to a bona fide alternative acquisition proposal from such third party, if the Shyft Board (a) determines in good faith (after consultation with Shyft’s financial advisor and outside legal counsel) that such proposal either constitutes a Shyft Superior Proposal (as defined in the Merger Agreement) or would reasonably be expected to result in a Shyft Superior Proposal, and (b) determines in good faith (after consultation with Shyft’s outside legal counsel) that the failure to take such actions would reasonably be expected to be inconsistent with the Shyft Board’s fiduciary duties under applicable law.

Subject to certain conditions and exceptions, the Shyft Board may also effect an adverse recommendation change in response to a Shyft Intervening Event (as defined in the Merger Agreement) if the Shyft Board determines in good faith (after consultation with Shyft's outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with the Shyft Board's fiduciary duties under applicable law, subject to Shyft's compliance with certain specified notice requirements and other conditions set forth in the Merger Agreement (including, under certain circumstances and if requested by Aebi Schmidt, the obligation to negotiate in good faith with Aebi Schmidt regarding revisions, if any, to the Merger Agreement proposed by Aebi Schmidt).

Termination

The Merger Agreement contains certain termination rights for Shyft and Aebi Schmidt, including the right of (i) either party to terminate the Merger Agreement if the Effective Time has not occurred by 5:00 p.m., New York time, on September 16, 2025 (as it may be extended to December 16, 2025 pursuant to the terms of the Merger Agreement, the “Outside Date”), (ii) Aebi Schmidt to terminate the Merger Agreement if the Shyft Board effects an adverse recommendation change prior to obtaining the Shyft Stockholder Approval, (iii) Shyft to terminate the Merger Agreement if the Shyft Board authorizes Shyft to enter into a definitive agreement with respect to a Shyft Superior Proposal, (iv) Shyft to terminate the Merger Agreement if certain of the conditions to Aebi Schmidt’s obligations to consummate the Closing have been satisfied, Shyft has delivered written notice to Aebi Schmidt that it is ready, willing and able to consummate the Closing, and Aebi Schmidt has failed to obtain the Debt Financing or an Alternative Financing (as defined in the Merger Agreement), (v) either party to terminate the Merger Agreement if the other party breaches its representations, warranties or covenants in a manner that would cause the related conditions to the Closing to not be satisfied and such other party fails to timely cure such breach, (vi) either party to terminate the Merger Agreement if any legal restraint prohibiting the consummation of the Merger has become final and non-appealable, (vii) either party to terminate the Merger Agreement if the Shyft Stockholder Approval or the Aebi Schmidt Stockholder Approval is not obtained, and (vii) either party to terminate the Merger Agreement if the Required Swiss Tax Ruling has not been confirmed in all material aspects and without material reservations by the Swiss Federal Tax Administration.

Termination Fees

The Merger Agreement provides for the payment of termination fees upon termination of the Merger Agreement under certain specified circumstances. Shyft will be obligated to pay a termination fee of $13,664,855 in cash to Aebi Schmidt if the Merger Agreement is terminated (a) by Shyft, prior to receiving the Shyft Stockholder Approval, in order to enter into a definitive agreement with respect to a Superior Proposal, (b) by Aebi Schmidt if the Shyft Board effects an adverse recommendation change at any time prior to the receipt of the Shyft Shareholder Approval, and (c) by either Aebi Schmidt or Shyft as a result of the failure to obtain the Shyft Shareholder Approval at a time when Aebi Schmidt is permitted to terminate the Merger Agreement as a result of the Shyft Board effecting an adverse recommendation change.

Aebi Schmidt will be obligated to pay a termination fee of $23,913,497 in cash to Shyft if the Merger Agreement is terminated (a) by Shyft as a result of a breach of Aebi Schmidt of certain pre-Closing covenants relating to the Debt Financing, (b) by Shyft if certain of the conditions to Aebi Schmidt’s obligations to consummate the Closing have been satisfied, Shyft has delivered written notice to Aebi Schmidt that it is ready, willing and able to consummate the Closing, and Aebi Schmidt has failed to obtain the Debt Financing or an Alternative Financing, (c) by Aebi Schmidt or Shyft as a result of the failure to consummate the Closing on or before the Outside Date and, at the time of such termination, Shyft has the right to terminate the Merger Agreement as a result of (i) a breach of Aebi Schmidt of certain pre-Closing covenants relating to the Debt Financing, or (ii) certain of the conditions to Aebi Schmidt’s obligations to consummate the Closing having been satisfied, Shyft having delivered written notice to Aebi Schmidt that it is ready, willing and able to consummate the Closing, and Aebi Schmidt having failed to obtain the Debt Financing or an Alternative Financing.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Shyft, Aebi Schmidt, Holdco, Merger Sub, or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, and such subsequent information may or may not be fully reflected in Shyft’s public disclosures.

Additional Agreements

The Merger Agreement contemplates the execution of various additional agreements and instruments, at or before the Closing, including, among others, the following:

Relationship Agreement

At the Closing, as a condition to the consummation of the Transactions, certain significant stockholders of Aebi Schmidt (the “Specified Stockholders”), including Peter Spuhler and PCS Holding AG (“PCS” and, together with Peter Spuhler, the “PCS Parties”), will enter into separate Relationship Agreements with Aebi Schmidt (the “Relationship Agreements”). The Relationship Agreement with the PCS Parties provides, among other things, that:

1.	with respect to representation on the Aebi Schmidt Board, PCS will have the right to nominate (i) four qualified directors for so long as the PCS Parties, together with their affiliates and respective permitted transferees, beneficially own at least 35% of the outstanding Aebi Schmidt Common Stock, (ii) three qualified directors for so long as the such persons beneficially own at least 25% of the outstanding Aebi Schmidt Common Stock, (iii) two qualified directors for so long as such persons beneficially own at least 15% of the outstanding Aebi Schmidt Common Stock, and (iv) one qualified director for so long as such persons beneficially own at least 12.5% of the outstanding Aebi Schmidt Common Stock;

2.	the PCS Parties (and their respective permitted transferees) are subject to a three-year “lock-up” period with respect to certain shares of Aebi Schmidt Common Stock beneficially owned by such parties, which restrictions permit (i) following the date that is six months after Closing, a sale of no more than 5% of the total outstanding shares of Aebi Schmidt Common Stock by the PCS Parties and certain other Specified Stockholders, (ii) following the one year anniversary of Closing, a sale of no more than an additional 5% of the total outstanding shares of Aebi Schmidt Common Stock by the PCS Parties and certain other Specified Stockholders, and (iii) following the two year anniversary of Closing, a sale of no more than a number of shares of Aebi Schmidt Common Stock that would result in (x) the PCS Parties beneficially owning at least 15% of the outstanding Aebi Schmidt Common Stock and (y) certain other Specified Stockholders beneficially owning at least 5% of the outstanding Aebi Schmidt Common Stock;

3.	the PCS Parties (and their respective affiliates) are subject to a customary two-year “standstill” arrangement, subject to certain customary exceptions and a provision that allows the PCS Parties (and their respective affiliates), for a limited period of time, to purchase shares of Aebi Schmidt Common Stock to the extent an issuance of shares of Aebi Schmidt Common Stock results in the PCS Parties falling below the beneficial ownership thresholds necessary to appoint a number of qualified directors to the Aebi Schmidt Board; and

4.	for so long as the PCS Parties, together with their affiliates and respective permitted transferees, beneficially own at least 12.5% of the outstanding Aebi Schmidt Common Stock, the PCS Parties will have certain customary information and access rights.

The Relationship Agreements with the other Specified Stockholders are based on the same form as the Relationship Agreement with the PCS Parties, subject to certain changes, including the removal of all director nomination rights and certain information and access rights.

The foregoing description of the Relationship Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Relationship Agreements, copies of which is attached hereto as Exhibits 10.1, 10.2, and 10.3 and are incorporated herein by reference.

Support Agreement

In connection with the execution of the Merger Agreement, Shyft entered into a Support Agreement (the “Support Agreement”) with certain shareholders of Aebi Schmidt representing approximately 98% of the issued and outstanding shares of Aebi Schmidt Common Stock as of December 16, 2024 (such shareholders, the “Voting Parties”).

The Support Agreements provide that, among other things, the Voting Parties will vote the shares of Aebi Schmidt Common Stock set forth opposite such Voting Party’s name on Annex I to the Support Agreement (together with any additional shares of Aebi Schmidt Common Stock or voting securities acquired by such Voting Party after the date of the Support Agreement) (i) in favor of any transaction or other matter contemplated by the Merger Agreement, including any matter contemplated by the Aebi Schmidt Stockholder Approval, and (ii) against any (1) alternative acquisition proposal, (2) reorganization, recapitalization, liquidation or winding-up of Aebi Schmidt or any other extraordinary transaction involving Aebi Schmidt, (3) action, agreement or transaction the consummation of which would reasonably be expected to prevent or delay the consummation of the Merger, or (4) action or agreement that would reasonably be expected to result in a breach or violation of any covenant, representation or warranty or any other obligation of such Voting Party contained in the Support Agreement.

Each Voting Party has also agreed in the Support Agreements to certain restrictions on the transfer of its shares of Aebi Schmidt Common Stock, subject to the terms and conditions set forth in the Support Agreement.

The Support Agreement will automatically terminate upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) the mutual written agreement of the parties to the Support Agreement.

The foregoing description of the Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Debt Financing

In connection with the Merger Agreement, on December 16, 2024, UBS Switzerland AG and Zürcher Kantonalbank (collectively, the “Lenders”) entered into a joint short-form debt commitment letter, mandate letters, and fee letters (collectively, the “Debt Commitment Papers”) with Aebi Schmidt pursuant to which, among other things, the Lenders agreed to provide Aebi Schmidt and certain of its subsidiaries with (a) a multicurrency senior secured amortizing term loan facility in an aggregate principal amount of up to $350,000,000 (the “Term Loan Credit Facility”), and (b) a multicurrency senior secured revolving credit facility in an aggregate principal amount of up to $200,000,000 (the “Revolving Credit Facility”, and together with the Term Loan Credit Facility, the “New Credit Facilities”) on the terms and subject to the conditions set forth in the Debt Commitment Papers (the “Debt Financing”). The proceeds of the New Credit Facilities will be used (x) to refinance existing interest-bearing financial indebtedness of Aebi Schmidt and Shyft (and their subsidiaries) (the “Refinancing”) and (y) to pay costs and expenses incurred in connection with the Refinancing and the Transactions. The Revolving Credit Facility may additionally be used for general corporate and working capital purposes.

The obligations of the Lenders to consummate the Debt Financing under the Debt Commitment Papers are subject to certain closing conditions, including the consummation of the Merger.

Registration Rights Agreement

At the Closing, Aebi Schmidt and certain Specified Stockholders will enter into a registration rights agreement (the “Registration Rights Agreement”) on the terms and conditions set forth in the term sheet attached as Exhibit B to the Relationship Agreements. Pursuant to the Registration Rights Agreement, among other things, Aebi Schmidt will (i) provide certain demand and “piggy-back” registration rights to the holders of registrable securities that are party to the Registration Rights Agreement, and (ii) if Aebi Schmidt is eligible to use Form S-3 or F-3, file a resale shelf registration statement on Form S-3 or F-3, as applicable, covering the Aebi Schmidt Common Stock on demand by the other parties to the Registration Rights Agreement.

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Special Cash Retention and Restricted Stock Awards

The Human Resources and Compensation Committee of the Shyft Board (the “HRCC”) believes that Jacob Farmer, our President, Fleet Vehicles and Services and President, Specialty Vehicles, Joshua Sherbin our Chief Legal, Administrative and Compliance Officer, and Michael VanDieren, our Vice President, Corporate and Business Development, are critical for business integration, the continued success of Shyft and driving value for Aebi Schmidt following the consummation of the Merger. To incentivize Messrs. Farmer, Sherbin and VanDieren to remain employed with the Aebi Schmidt, on December 15, 2024, the HRCC and the Shyft Board approved special cash retention awards to such executives. The gross amounts of the cash retention awards for Messrs. Farmer, Sherbin and VanDieren are $1,600,000, $1,600,000 and $400,000, respectively. Such amounts will be paid to Messrs. Sherbin and VanDieren on or prior to December 31, 2024, further to the Internal Revenue Code (the “Code”) Section 280G related actions detailed below, subject to an obligation upon each executive to repay such amount to Shyft on an after-tax basis if (x) the Merger is not consummated on or prior to December 31, 2025, (y) the executive resigns from employment without Good Reason or is terminated for Cause (each as defined in The Shyft Group, Inc. Executive Severance Plan) prior to the first anniversary of the Effective Time or (z) the executive’s employment terminates prior to the consummation of the Merger as a result of the executive’s death or disability. The cash retention award for Mr. Farmer will be paid to him at the Effective Time.

In addition, the HRCC approved grants of restricted stock to be made to each of Messrs. Farmer, Sherbin and VanDieren. Such restricted stock awards will be with respect to the number of shares of Shyft Common Stock having an aggregate fair market value on the date of grant equal to $2,000,000, $2,000,000 and $800,000, respectively. Each executive is expected to make an election under Section 83(b) (a “Section 83(b) Election”) of the Code to include the value of the grant in his taxable income for the 2024 calendar year. Each such restricted stock grant will be divided into two parts, with one part being fully vested upon grant and one part vesting in three equal annual installments on each of the first three anniversaries of the Effective Time. The portion of the restricted stock grant that is fully vested for each executive will consist of the number of shares of Shyft Common Stock having a fair market value equal to the applicable taxes.

Other Compensation Actions; Code Section 280G

In connection with the Merger, certain executives of Shyft may, absent the actions described below, become entitled to payments and benefits that may be treated as “excess parachute payments” within the meaning of Section 280G of the Code. To mitigate the potential impact of Sections 280G and 4999 of the Code on Shyft and those executive officers, on December 15, 2024, the HRCC and the Shyft Board approved, among other things, taking any one or more of the following actions with respect to compensation payable to John Dunn, our Chief Executive Officer, Scott Ocholik, our Chief Accounting Officer and Corporate Controller and Messrs. Farmer, Sherbin and VanDieren:

1.	if an annual Shyft RSU award would otherwise be granted to an executive in 2025, such equity award may be granted on or prior to December 31, 2024 in the form of restricted stock, with one portion of the award being subject to vesting in annual installments over three years and one portion of the award being fully vested upon grant, with the portion that is fully vested at grant to consist of the number of shares having a fair market value equal to the applicable taxes;

2.	paying an annual bonus with respect to the Shyft’s 2024 fiscal year, which bonus would otherwise be paid in March 2025, to an executive on or prior to December 31, 2024, based on achievement of 85% of target performance; and

3.	accelerating the vesting of Shyft RSUs, which vesting is scheduled to occur during 2025, such that such Shyft RSUs vest and are settled on or prior to December 31, 2024.

Shyft may, in consultation with Aebi Schmidt, substitute any equity awards with cash awards in equivalent amounts, and having other equivalent terms and conditions, to the extent Shyft reasonably determines that such substitution is advisable to support the Intended US Tax Treatment (as defined in the Merger Agreement) in connection with the Merger.

No offer or solicitation

This communication is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (“Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Participants in the Solicitation

Shyft, Aebi Schmidt and certain of their respective directors and executive officers and other members of their respective management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, including a description of their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the combined proxy statement/prospectus and other relevant materials when it is filed with the SEC. Information regarding the directors and executive officers of Shyft is contained in the sections entitled “Election of Directors” and “Ownership of Securities” included in Shyft’s proxy statement for the 2024 annual meeting of stockholders, which was filed with the SEC on April 3, 2024 (and which is available at

https://www.sec.gov/ix?doc=/Archives/edgar/data/743238/000114036124017592/ny20010675x1_def14a.htm)

and in the section entitled “Directors, Executive Officers and Corporate Governance” included in Shyft’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 22, 2024 (and which is available at

https://www.sec.gov/ix?doc=/Archives/edgar/data/743238/000143774924005136/shyf20231231c_10k.htm), and certain of its Current Reports filed on Form 8-K. These documents can be obtained free of charge from the sources indicated below.

Additional information and where to find it

Aebi Schmidt will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The Form S-4 will contain a combined proxy statement/prospectus of Shyft and Aebi Schmidt. Aebi Schmidt and Shyft will prepare and file the combined proxy statement/prospectus with the SEC and Shyft will mail the combined proxy statement/prospectus to its stockholders and file other documents regarding the proposed transaction with the SEC. This communication is not a substitute for any registration statement, proxy statement/prospectus or other documents that may be filed with the SEC in connection with the proposed transaction. INVESTORS SHOULD READ THE COMBINED PROXY STATEMENT/PROSPECTUS WHEN AVAILABLE AND SUCH OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THE COMBINED PROXY STATEMENT/PROSPECTUS AND SUCH DOCUMENTS, BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The Form S-4, the combined proxy statement/prospectus and all other documents filed with the SEC in connection with the transaction will be available when filed free of charge on the SEC’s web site at www.sec.gov. Copies of documents filed with the SEC by Shyft will be made available free of charge on Shyft’s investor relations website at https://theshyftgroup.com/investor-relations/.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements. In some cases, Shyft has identified forward-looking statements by such words or phrases as “will likely result,” “is confident that,” “expect,” “expects,” “should,” “could,” “may,” “will continue to,” “believe,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends” or similar expressions identifying “forward-looking statements”, including the negative of those words and phrases. Such forward-looking statements are based on management’s current views and assumptions regarding future events, future business conditions and the outlook for Shyft based on currently available information. These forward-looking statements may include projections of Shyft’s future financial performance, Shyft’s anticipated growth strategies and anticipated trends in Shyft’s business. These statements are only predictions based on management’s current expectations and projections about future events. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement and may include statements regarding the expected timing and structure of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected benefits of the proposed transaction, such as improved operations, enhanced revenues and cash flow, synergies, growth potential, market profile, business plans, expanded portfolio and financial strength; the competitive ability and position of the combined company following completion of the proposed transaction; and anticipated growth strategies and anticipated trends in Shyft’s, Aebi Schmidt’s and, following the completion of the proposed transaction, the combined company’s business.

Additional factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements include, among others, the non-satisfaction or non-waiver, on a timely basis or otherwise, of one or more closing conditions to the proposed transaction; the prohibition or delay of the consummation of the proposed transaction by a governmental entity; the risk that the proposed transaction may not be completed in the expected time frame; unexpected costs, charges or expenses resulting from the proposed transaction; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integration; the ability of the combined company to implement its business strategy; difficulties and delays in achieving revenue and cost synergies of the combined company; inability to retain and hire key personnel; negative changes in the relationships with major customers and suppliers that adversely affect revenues and profits; disruptions to existing business operations; the occurrence of any event that could give rise to termination of the proposed transaction; potential litigation in connection with the proposed transaction or other settlements or investigations that may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; risks related to ownership of Aebi Schmidt common stock; uncertainty as to the long-term value of the combined company’s common stock; and the diversion of Shyft’s and Aebi Schmidt’s management’s time on transaction-related matters. These risks, as well as other risks associated with the businesses of Shyft and Aebi Schmidt, will be more fully discussed in the combined proxy statement/prospectus. Although management believes the expectations reflected in the forward-looking statements are reasonable, Shyft cannot guarantee future results, level of activity, performance or achievements. Moreover, neither management, Shyft nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Shyft wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Shyft is under no duty to and specifically declines to undertake any obligation to publicly revise or update any of these forward-looking statements after the date of this communication to conform its prior statements to actual results, revised expectations or to reflect the occurrence of anticipated or unanticipated events.

Additional information concerning these and other factors that may impact Shyft’s and Aebi Schmidt’s expectations and projections can be found in Shyft’s periodic filings with the SEC, including Shyft’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Shyft’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 16, 2024, by and among The Shyft Group, Inc., Aebi Schmidt Holding AG, ASH US Group, LLC and Badger Merger Sub, Inc.*

10.1	Relationship Agreement, dated as of December 16, 2024, by and among Aebi Schmidt, PCS Holding AG and Peter Spuhler

10.2	Relationship Agreement, dated as of December 16, 2024, by and between Aebi Schmidt and Gebuka AG

10.3	Relationship Agreement, dated as of December 16, 2024, by and between Aebi Schmidt and Barend Fruithof

10.4	Support Agreement, by and among The Shyft Group, Inc. and certain shareholders of Aebi Schmidt Holding AG *

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*	All exhibits, annexes and schedules to the Merger Agreement and Support Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Shyft hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHYFT GROUP, INC.

Date: December 20, 2024	By:	/s/ Joshua Sherbin
	Name:	Joshua Sherbin
	Title:	Chief Legal, Administrative and Compliance Officer